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                                                                     EXHIBIT 3.2


                                     BYLAWS

                                       OF

                                G.I. JOE'S, INC.


                                    ARTICLE I
                                     OFFICES

          The principal office shall be in Wilsonville, Oregon. The Corporation may also have offices at such other places within or without Oregon as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II
                                  SHAREHOLDERS

          Section 1. ANNUAL MEETINGS: The annual meeting of the shareholders shall be held within ninety (90) days immediately prior to, or immediately after, the end of the Corporation's fiscal year. At the annual meeting, the shareholders shall elect a Board of Directors and transact any other business that may legally come before the meeting.

          Section 2. SPECIAL MEETINGS: Special meetings of the shareholders may be called by the President, the Board of Directors, or shareholders holding at least twenty-five percent (25%) of all votes entitled to be cast on any issue proposed to be considered at the special meeting.

          Section 3. PLACE OF MEETINGS: Meetings of the shareholders shall be held at the Corporation's principal office or any other place designated by the Board of Directors.

          Section 4. NOTICE OF MEETINGS: Written or printed notice stating the date, time and place of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not earlier than sixty (60) days nor less than ten (10) days before the meeting date, either personally or by mail, by or at the direction of the President, the Secretary, the Board of Directors or the persons calling the meeting, to each shareholder of record entitled to receive notice of the meeting. The notice is effective when mailed, if it is mailed postpaid and is correctly addressed to the shareholders' addresses shown in the Corporation's current record of shareholders.

          Section 5. PROOF OF NOTICE: An entry of the service of notice of a meeting of the shareholders, given in the manner above provided, shall be made in the minutes of the proceedings of the shareholders, and such entry, if read and approved at the next meeting of the shareholders, shall be conclusive on the question of such service.


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          Section 6. QUORUM: A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. The shareholders present at a duly organized meeting may continue to transact business until adjournment, not-withstanding the withdrawal of enough shareholders to leave less than a quorum.

          Section 7. ADJOURNMENT: Any regular or special meeting of the shareholders may adjourn from day to day, or from time to time, without further notice, until its business is completed; and any regular or special meeting of the shareholders may adjourn from day to day, or from time to time, without further notice, if for any reason the holders of a majority of the shares of stock of the Corporation entitled to vote are not present, in person or by proxy, until a quorum shall attend, such adjournment and the reasons therefor being recorded in the minutes of the proceedings of the shareholders. When a quorum shall attend, any business may be transacted that might have been held on the day on which the same originally was appointed or called.

          Section 8. PRESIDING OFFICER: The President, or in the President's absence, the Vice President, or in the absence of the President and Vice President, a Chairman, elected by the shareholders present, shall call the meetings of the shareholders to order and shall act as a presiding officer thereof.

          Section 9. SECRETARY: The Secretary of the Corporation shall act as Secretary at all meetings of the shareholders, and in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

          Section 10. ELECTION OF BOARD: At the regular Annual Meeting of the shareholders, the shareholders entitled to vote shall elect a Board of Directors as constituted by these Bylaws. Every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number or shares owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote.

          Section 11. VOTING: At each meeting of the shareholders, each shareholder shall have the right to vote, in person or by proxy, the number of common shares entitled to vote standing in the shareholder's own name on the books of the Corporation. Notwithstanding the foregoing, the shares held by an administrator, executor, guardian, conservator, or receiver may be voted by such person, either in person or by proxy, without a transfer of such shares into the name of the administrator, executor, guardian, conservator, or receiver.

          Section 12. MAJORITY VOTE: When a quorum is present or represented at any meeting in person or by proxy and entitled to vote on the subject matter, action on any matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by law, the Articles of Incorporation or these Bylaws, in which case the contrary provision shall be controlling.


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          Section 13. PROXIES: All proxies must be in writing, executed by the shareholders themselves or by their duly authorized attorney-in-fact, and must be filed with the Secretary of the Corporation at or before the meeting of shareholders. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

                                   ARTICLE III
                               BOARD OF DIRECTORS

          Section 1. NUMBER, QUALIFICATIONS, AND TERM OF OFFICE: The management of all the affairs, property and business of the Corporation shall be vested in a Board of Directors, except as otherwise provided in this paragraph, consisting of between a minimum of one (1) and a maximum of seven (7) persons, inclusive, and the exact number between such minimum and maximum shall be fixed from time to time by resolution of the Board of Directors, but no decrease shall have the effect of shortening the term of an incumbent Director. The Board of Directors shall elect a Chairman, who shall have the authority to call meetings of the Board of Directors. Each director shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a shareholders' meeting for a term of one (1) year, and shall hold office until their successors are elected and qualified, or until death, resignation or removal. Directors need not be shareholders or residents of the State of Oregon. In addition to the powers and authority expressly conferred upon it by these Bylaws and the Articles of Incorporation, the Board of Directors may exercise all powers of the Corporation and may do all lawful acts that are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

          Section 2. VACANCIES: All vacancies in the Board of Directors, whether caused by resignation, death or removal, by a majority vote of the shareholders represented at any meeting, may be filled by appointment by the remaining Directors. A Director thus appointed to fill any vacancy shall hold office for the unexpired term of such Director's predecessor and until such Director's successor is elected and qualified, or until the death, resignation, or removal of the appointed Director.

          Section 3. ANNUAL MEETINGS: A regular annual meeting of the Board of Directors shall be held without notice other than this bylaw immediately after the adjournment of the annual meeting of the shareholders.

          Section 4. SPECIAL MEETINGS: Special meetings of the Board of Directors may be called at any time and place on the order of the Chairman of the Board, President, Secretary or on the order of any member of the Board of Directors.


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          Section 5. NOTICE OF SPECIAL MEETINGS: Notices of special meetings of the Board of Directors, stating the date and hour, the place, and, in general terms, the purpose(s) shall be mailed, telegraphed or personally delivered to the Directors not later than five (5) days before the day appointed for the meeting. An entry of the service of the notice, given in the manner above provided, shall be made in the minutes of the proceedings of the Board of Directors, and such entry, if read and approved at the next meeting of the Board of Directors, shall be conclusive on the question of service. If all of the Directors shall be present at any Directors' meeting, however called, any business may be transacted at such meeting, and the transactions of such meeting shall be valid as if had at a meeting regularly called.

          Section 6. PLACE OF MEETINGS: Meetings of the Board of Directors shall be at the Corporation's principal office or any other place designated by the Board of Directors. Meetings of the Board of Directors may be held by means of conference telephone or similar communications equipment by which all persons participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

          Section 7. WAIVER OF NOTICE: A director's attendance at or participation in a meeting waives any required notice of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting, or transacting business at the meeting and does not there-after vote for or assent to action taken at the meeting.

          Section 8. QUORUM: A majority of the number of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The affirmative vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number of directors is required by law, the Articles of Incorporation or these Bylaws, in which case the contrary provision shall control.

          Section 9. REMOVAL: Any director may be removed by the shareholders, with or without cause. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

          Section 10. RESIGNATION: A director may resign at any time by delivering written notice to the Board of Directors, its chairman or the Corporation. A resignation is effective when delivered, unless the notice specifies a later effective date, and the Board of Directors accepts the later date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.


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          Section 11. COMPENSATION: By resolution of the Board of Directors, the directors (i) may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and (ii) may be paid a fixed sum for attendance at each meeting or a stated salary as director, or (iii) may be paid any combination of the foregoing. No such payments shall prevent any director from serving the Corporation in any other capacity and receiving compensation for that service. Members of committees may be allowed similar compensation for attending committee meetings.

          Section 12. COMMITTEES: The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have two (2) or more members, who serve at the pleasure of the Board of Directors. Creation of a committee and appointment of members to it shall be approved by a majority of all the directors in office when the action is taken. Any such committee shall have and may exercise such authority as authorized by the Board of Directors in the management of the Corporation except to the extent such delegation of authority is prohibited by law. Until further action by the Board of Directors, there shall be two (2) authorized committees, an Audit Committee and a Compensation Committee.

          Section 13. PRESUMPTION OF ASSENT: A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be presumed to have assented to the action taken:

          (a) Unless the director's dissent to the action is entered in the minutes of the meeting;

          (b) Unless a written dissent to the action is filed with the person acting as the Secretary of the meeting before the adjournment thereof or forwarded by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting; or

          (c) Unless the director objects at the meeting to the holding of the meeting or transacting business at the meeting. The right to dissent shall not apply to a director who voted in favor of the action.

                                   ARTICLE IV
                                    OFFICERS

          Section 1. DESIGNATION: The officers of this Corporation shall be a President and a Secretary, and shall be appointed by the Board of Directors. The Board of Directors may appoint additional officers or assistant officers, as necessary from time to time including a Treasurer and one or more Vice-Presidents. If not appointed by the Board of Directors, the President may appoint additional officers or assistant officers from time to time. Any two or more offices may be held by the same person.

          Section 2. APPOINTMENT: The officers shall be appointed by the Board of Directors at the first meeting after the organization of the Corporation and thereafter, at the regular meeting of Directors after the Annual Meeting of the shareholders, and they shall hold office for one year, unless removed by the Board of Directors, and until their successors are appointed.


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          Section 3. COMPENSATION: The compensation of the officers and employees of the Corporation shall be fixed by the Board of Directors.

                                    ARTICLE V
                               DUTIES OF OFFICERS

          Section 1. PRESIDENT: The President shall be the chief executive officer of the Corporation. The President shall preside at all the meetings of the shareholders and of the Board of Directors. The President shall execute, with the Secretary, in the name of the Corporation, all deeds, bonds, contracts and other obligations and instruments authorized by the Board of Directors to be executed, and with the Secretary shall sign all certificates of stock of the Corporation. The President shall also have such other powers and perform such other duties as may be assigned to that office by the Board of Directors.

          Section 2. VICE PRESIDENT: The Vice President, if such office is created by the Board of Directors, shall assist the President in the performance of the President's duties; and whenever, for any reason, the President is unable to act, the Vice President shall possess the powers and perform the duties of the President; and, in the event of the death or resignation of the President, the Vice President shall, until a new President is elected by the Board of Directors, possess all the powers and perform all of the duties of the President. The Vice President shall also have such other powers and shall perform such other duties as may be assigned to that office by the Board of Directors.

          Section 3. SECRETARY: The Secretary shall keep the minutes of all proceedings of the shareholders and of the Board of Directors in books provided for that purpose. The Secretary shall attend to the giving and service of notice of all meetings of the shareholders and of the Board of Directors and otherwise. The Secretary shall execute with the President, in the name of the Corporation, all deeds, bonds, contracts and other obligations and instruments authorized by the Board of Directors to be executed, and with the President shall sign all certificates for shares of the Corporation. The Secretary shall be the custodian of the corporate seal of the Corporation, and when so ordered by the Board of Directors shall affix the seal to deeds, bonds, contracts, and other obligations and instruments. The Secretary shall keep and have charge of the journal of the meetings of the shareholders and of the Board of Directors, the stock and transfer book, the book of stock certificates, the Bylaws, and such other books and papers as the Board of Directors may direct. The Secretary shall, in general, perform all the duties incident to the office of Secretary subject to the control of the Board of Directors.

          Section 4. TREASURER: The Treasurer, if such office is created by the Board of Directors, shall perform such duties as are incident to the office of Treasurer or as are required of the Treasurer by law and by the Board of Directors.

          Section 5. VACANCIES: If any office becomes vacant by reason of death, resignation, removal or otherwise, the Board of Directors shall elect a successor who shall hold office for the unexpired term and until the successor is elected.


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          Section 6. ABSENCE OR INABILITY TO ACT: In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in such officer's place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any Director or other person whom it may select.

                                   ARTICLE VI
                                 INDEMNIFICATION

          Section 1. RIGHTS TO INDEMNIFICATION; STANDARD OF CONDUCT:

          1.1 Nonderivative Actions. Subject to the provisions of this Article, the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (including all appeals (other than an action by or in the right of the Corporation)), by reason of or arising from the fact that the person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust employee benefit plan or other enterprise against reasonable expenses (including attorney's fees), judgments, fines, penalties, excise taxes assessed with respect to any employee benefit plan and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with such action, suit or proceeding if the person:

          (a) Acted in good faith;

          (b) Reasonably believed his conduct to be in, or at least not opposed to, the best interests of the Corporation; and

          (c) With respect to any criminal action or proceeding, did not know and had no reasonable cause to believe the conduct was unlawful.

          1.2 Derivative Actions. Subject to the provisions of this Article, the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit (including all appeals) by or in the right of the Corporation by reason of or arising from the fact that the person is or was a director of officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses (including attorneys' fees) actually incurred by the person to be indemnified in connection with such action, suit or proceeding if the person:

          (a) Acted in good faith;

          (b) Reasonably believed his conduct to be in, or at least not opposed to, the best interests of the Corporation; and


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          (c) With respect to any criminal action or proceeding, did not know and had no reasonable cause to believe the conduct was unlawful.

          However, no indemnification shall be made hereunder in connection with any action suit or proceeding by or in the right of the Corporation in which such person shall have been adjudged to be liable to the Corporation.

          1.3 Effect of Plea of Nolo Contendere. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the above-described standard of conduct.

          1.4 Improper Personal Benefit. The Corporation shall not indemnify any person in connection with any suit, action or proceeding charging improper personal benefit to such person in the event such person is adjudged liable by reason of having improperly received personal benefit unless indemnification is ordered by a court of competent jurisdiction.

          1.5 Conduct with Respect to Employee Benefit Plan. The conduct of an officer or director with respect to an employee benefit plan shall meet the requirement of Sections 1.1 and 1.2 that such person must have reasonably believed his conduct to be in or at least not opposed to the best interests of the Corporation if the person acted for a purpose he reasonably believed to be in the interests of the plan participants and beneficiaries.

          1.6 Reports to Shareholders. In the event the Corporation indemnifies or advances expenses in connection with a proceeding described in Section 1.2, the Corporation shall report such indemnification or advance to the shareholders with or before notice of the next shareholders' meeting.

          1.7 Initiation of Proceedings. The Corporation shall indemnify any person seeking indemnification hereunder in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors, except proceedings to enforce indemnification hereunder for which such person shall be indemnified to the extent such person is successful in whole or in part.

          Section 2. DETERMINATION AND AUTHORIZATION OF RIGHT TO INDEMNIFICATION OF CERTAIN CASES:

          2.1 Determination of Right to Indemnification. Indemnification under
Section 1 of this Article shall not be made by the Corporation unless it is expressly determined that indemnification is proper in the circumstances because the person to be indemnified has met the applicable standard of conduct set forth in Section 1. That determination may be made by any of the following:

          (a) By the Board of Directors by majority vote of a quorum consisting of directors who are not at the time parties to the action, suit or proceeding;


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          (b) If a quorum cannot be obtained under paragraph (a) of this subsection, by majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time parties to the proceeding (directors who are parties to the proceeding may participate in designation of the committee);

          (c) By special legal counsel selected by the Board of Directors or its committee in the manner prescribed in (a) or (b), or if a quorum of the Board of Directors cannot be obtained under (a) and a committee cannot be designated under (b), the special legal counsel shall be selected by majority vote of the full Board of Directors, including directors who are parties to the proceeding; or

          (d) By the shareholders.

          2.2 Authorization of indemnification. Authorization of indemnification and evaluation of reasonableness of expenses shall be made in the same manner as set forth in Section 2.1, except that if the determination is made by special legal counsel, the authorization and evaluation shall be made by a majority vote of those entitled under Section 2.1(c) to select the legal counsel.

          Section 3. INDEMNIFICATION OF PERSONS OTHER THAN OFFICERS OR
DIRECTORS: In the event any person not included within the group of persons referred to in Section 1 of this Article was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding of a type referred to in Section 1 of this Article by reason of or arising from the fact that such person is or was an employee or agent (including an attorney) of the Corporation or one of its subsidiaries, or is or was serving at the request of the Corporation as an employee or agent (including an attorney of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, the Board of Directors of the Corporation by a majority vote of a quorum (whether or not such quorum consists in whole or part of directors who were parties to such action, suit or proceeding) may, but shall not be required to, grant to such person a right of indemnification as if the person were an officer or director referred to herein, provided that such person meets the applicable standard of conduct set forth herein. Furthermore, the Board of Directors may designate by resolution in advance of any action, suit or proceeding, those employees or agents (including attorneys) who shall have all right of indemnification granted to officers and directors under this Article.

          Section 4. SUCCESSFUL DEFENSE: Notwithstanding the provisions of Sections 1 and 2 of this Article, to the extent a director or officer is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue or matter therein, the Corporation shall indemnify that person against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.


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          Section 5. ADVANCES FOR EXPENSES: Reasonable expenses incurred by a person indemnified hereunder in connection with a civil, criminal, administrative or investigative action, suit or proceeding (including all appeals) or threat thereof, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt by the Corporation of an undertaking by or on behalf of such person to repay such expenses if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation and a written affirmation of the person's good faith belief that he has met the applicable standard of conduct. The undertaking must be a general personal obligation of the party receiving the advances, but need not be secured and may be accepted without reference to financial ability to make repayment.

          Section 6. RIGHT OF CLAIMANT TO BRING SUIT:

          6.1 A person seeking indemnification or payment pursuant to Section 1 of this Article shall submit a written claim therefor to the Board of Directors. If such claim under Section 1 of this Article is not paid in full be the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for reasonable expenses incurred in connection with a proceeding in advance of its final disposition, in which case the applicable period shall be 30 days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.

          6.2 It shall be a defense to any such action, other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation, that the claimant has not met the standards of conduct which make it permissible under the Oregon Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

          6.3 Neither the failure of the Corporation, including its Board of Directors, independent legal counsel or its shareholders, to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Oregon Business Corporation Act nor an actual determination by the Corporation, including its Board of Directors, independent legal counsel or its shareholders, that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          6.4 In the event a claimant brings suit against the Corporation pursuant to this Section 6, then to the extent the claimant is successful, the claimant shall be entitled to be paid reasonable expenses incurred in presenting such claim, but to the extent the Corporation is successful in defending such claim, the claimant shall be required to pay the reasonable expenses of the Corporation in defending such claim.


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          Section 7. INSURANCE: The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or one of its subsidiaries or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against and incurred by that person in any such capacity arising out of his status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the provisions of this Article or under the Oregon Business Corporation Act.

          Section 8. NONEXCLUSIVITY: The indemnification referred to in this Article shall be deemed to be in addition to and not in lieu of any other rights to which those indemnified may be entitled under any statute, rule of law or equity, order issued by a court of competent jurisdiction, agreement, vote of the Board of Directors or otherwise. The provisions of this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall issue to the benefit of the heirs, executors and administrators of such person. The Corporation is authorized to enter into agreements of indemnification.

          Section 9. SEVERABILITY: If any provision of this Article is found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining provisions shall not be affected.

          Section 10. EFFECT OF STATUTE: The Corporation shall indemnify any person who is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner or trustee of another foreign or domestic Corporation, partnership, joint venture, trust, employees benefit plan or other enterprise to the fullest extent permitted by the Oregon Business Corporation Act as in effect as of the date of the adoption of these provisions and as may be subsequently amended; provided, however, in the event such subsequent amendment reduces or diminishes such person's rights to indemnification, such amendments shall not apply to the extent permitted by law.

                                   ARTICLE VII
                         CORPORATE RECORDS - INSPECTION

          Section 1. MAINTENANCE OF RECORDS: The Corporation shall maintain adequate and correct books, records and accounts of its business and properties. Except as otherwise provided by law, all of these books, records and accounts shall be kept at its principal office.


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          Section 2. INSPECTION OF BOOKS AND RECORDS: A shareholder of the
Corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, all books, records and accounts of the Corporation if the shareholder gives the Corporation written notice of the shareholder's demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy. The shareholder may inspect and copy such records only if the shareholder's demand is made in good faith and for a proper purpose; the shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect; and the records are directly connected with the shareholder's purpose.

          Section 3. INSPECTION OF BYLAWS AND ARTICLES OF INCORPORATION: A shareholder of the Corporation is entitled to inspect and copy, during regular business hours at the Corporation's principal office, the Articles of Incorporation and all amendments or restatements, the Bylaws and all amendments or restatements and any resolution adopted by the Board of Directors, if the shareholder gives the Corporation written notice of the shareholder's demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy. The Corporation may impose a reasonable charge covering the costs of labor and materials for copies of any documents provided to the shareholder. Such charge may not exceed the estimated cost of production or reproduction of the records.

                                  ARTICLE VIII
                        STOCK AND CERTIFICATES FOR STOCK

          Section 1. FORMS: Certificates for shares of this Corporation shall be issued in such form as shall be provided by the Board of Directors and shall fully comply with the laws of the state of its incorporation. The certificates shall be signed by the President and by the Secretary. The signatures of such officers on a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. All certificates for shares or stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, stolen, destroyed, or mutilated certificate a new certificate may be issued therefor pursuant to Article VIII, Section 3 hereof on such terms and indemnity to the corporation as the board of directors may prescribe.


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
          Section 2. TRANSFER ON THE BOOKS: Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled to that certificate, cancel the old certificate and record the transaction upon its stock transfer books. Transfer of shares of stock of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares of stock stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

          Section 3. LOST, STOLEN OR DESTROYED CERTIFICATES: In the event a certificate is represented to be lost, stolen or destroyed, a new certificate shall be issued in place of that certificate upon such proof of the loss, theft or destruction and upon the giving of a bond or other security as may be required by the Board of Directors.

                                   ARTICLE IX
                             ACTION WITHOUT MEETING

          Any action required to be taken at a meeting of the shareholders or Directors of this Corporation, or any action which may be taken at a meeting of this Corporation's shareholders or Directors, may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all those entitled to participate at such meeting. Such consent shall have the same force and effect as the unanimous vote at a duly called, convened and conducted meeting of the shareholders or Directors.

                                    ARTICLE X
                       CONTRACTS WITH INTERESTED DIRECTORS

          No contract or other transaction between this Corporation and any other Corporation shall be affected by the fact that any Director of this Corporation is interested in, or is a director or officer of, such other Corporation, and any Director, individually or jointly, may be a party to, or may be interested in, any con-tract or transaction of this Corporation or in which this Corporation is interested. No contract or other transaction of this Corporation with any person, firm, or Corporation, shall be affected by the fact that any Director of this Corporation is a party to, or is interested in, such contract, act, or transaction, or in any way connected with such person, firm, or Corporation, and every person who may become a Director of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of such person or any firm, association, or Corporation in which such person may be in any way interested.


PAGE 13 - BYLAWS

                                   ARTICLE XI
                              DIVIDENDS AND FINANCE

          Section 1. DIVIDENDS. Dividends may be declared by the Board of Directors and paid by the Corporation in the manner provided for by the Oregon Business Corporation Act. The stock transfer books may be closed for the payment of dividends during such periods of not exceeding sixty (60) days, as from time to time may be fixed by the Board of Directors. The Board of Directors, however, without closing the books of the Corporation, may declare dividends payable only to the holders of record at the close of business, on any business day not more than sixty (60) days prior to the date on which the dividend is paid.

          Section 2. DEPOSITORIES: The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

                                   ARTICLE XII
                               GENERAL PROVISIONS

          Section 1. AMENDMENT OF BYLAWS: The Board of Directors may amend or repeal these Bylaws, except as otherwise provided by law.

          Section 2. WAIVER OF NOTICE: Whenever a notice is required to be given to any shareholder or director of this Corporation by law, the Articles of Incorporation or these Bylaws, a written waiver of that notice describing the meeting for which notice is waived and signed by the person entitled to the notice, before or after the meeting stated in the notice, and delivered to the Corporation for inclusion in the minutes of the meeting, shall be equivalent to giving notice.

          Section 3. EXECUTION OF DOCUMENTS: Unless otherwise specified by resolution of the Board of Directors, any documents may be executed on behalf of the Corporation by the President or other officer or officers as may be designated by the President.

                                  ARTICLE XIII
                        AMENDMENTS, REVISIONS AND REPEAL

          The power to amend, revise or repeal these Bylaws, or to adopt new Bylaws, shall be solely vested in the Board of Directors.

          EFFECTIVE DATE: ______________, 199__.


                                       /s/
                                       -----------------------------------------

                                       ____________________, Secretary


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
                                   AMENDMENTS


Article and Section                 Date             Text
-------------------                 ----             ----


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
Effective July 1, 1998:

The second sentence of Article VIII, Section 1, of the Restated Bylaws shall be deleted. The following text shall be inserted after the first sentence of this section:

     The certificates shall be signed by at least two officers of the Corporation. If one individual holds two or more offices, that individual may sign in all capacities with one signature. If an individual holds two or more offices at the time he or she signs a certificate, it shall be conclusively presumed that individual is signing in all official capacities, and therefore signing as "two officers of the corporation," in satisfaction of ORS 60.161(4) and this Article of the Bylaws.